UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2013

CAMCO FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-25196	51-0110823
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

814 Wheeling Avenue, Cambridge, Ohio 43725

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (740) 435-2020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 28, 2013, the Compensation Committee and the Board of Directors of Camco Financial Corporation (“Camco”) approved the Regulatory Compliance Incentive Plan (the “Plan”). The Plan provides an award for James E. Huston, the Chief Executive Officer (“CEO”), and certain other Senior Officers of Camco and its subsidiaries as designated by the CEO, including David S. Caldwell and Laurence S. Christ, based on the achievement of established goals regarding regulatory compliance.

The Plan provides for three incentive awards for the CEO based on the achievement of three specific goals. The first goal is achieved when Advantage Bank, Camco’s wholly owned subsidiary, meets any regulatory capital ratios established by its regulators. Currently, the only capital ratios required are those established by the consent order that the Board of Directors of Advantage Bank entered into with the Federal Deposit Insurance Corporation (“FDIC”) and the State of Ohio, Division of Financial Institutions (“Ohio Division”) on February 9, 2012 (the “Consent Order”). The Consent Order requires regulatory capital ratios of 9% for the Tier 1 Leverage Capital Ratio and 12% for the risked-based capital ratio. When Advantage Bank has met these required capital ratios, or any lesser or greater ratios that may be established, for two consecutive months, the CEO earns an incentive award of $50,000 cash and 35,000 unrestricted shares of Camco common stock. The second goal is achieved when the FDIC and Ohio Division have agreed to cancel the Consent Order, assuming it is either replaced with a lesser order or agreement or not replaced at all. Upon such cancellation, the CEO earns an incentive award of $50,000 cash. The third goal for the CEO is the cancellation and elimination of all regulatory orders, agreements and understandings of any kind with the Federal Reserve Board of Governors, FDIC or Ohio Division at both Camco and Advantage Bank. Upon achieving this goal, the CEO earns an incentive award of $50,000 cash.

The Plan also provides an incentive award for certain other Senior Officers of Camco and its subsidiaries as designated by the CEO, including Messrs. Caldwell and Christ, upon the cancellation of the Consent Order. Upon the cancellation of the Consent Order, each such designated Senior Officer earns an incentive award of $2,000 cash.

If there is a Change of Control, as such term is defined in Mr. Huston’s employment agreement, all regulatory compliance goals will be deemed to have been achieved upon the consummation of such Change of Control.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Regulatory Compliance Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMCO FINANCIAL CORPORATION

By:	/s/ James E. Huston
James E. Huston
Chief Executive Officer

Date: May 31, 2013